Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-124445) and Form S-8 (Nos. 333-123091, 333-112571 and 333-111509) of Open Solutions Inc. of our report dated February 14, 2006 relating to the financial statements of BIS LP Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of Open Solutions Inc. dated March 3, 2006.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
May 19, 2006